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                                                                    EXHIBIT 11


                              CFI PROSERVICES, INC
                        CALCULATIONS OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                 Three Months Ended June 30,                    Six Months Ended June 30,
                                      ------------------------------------------  ------------------------------------------
                                              1996                  1995                  1996                 1995
                                      --------------------  --------------------  --------------------  --------------------
                                                   Fully                 Fully                 Fully                 Fully
                                       Primary    Diluted    Primary    Diluted    Primary    Diluted    Primary    Diluted
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted Average Shares Outstanding
  For The Period                        4,787       4,787      4,457     4,457      4,834      4,834      4,236      4,236

Dilutive Common Stock Options Using
  The Treasury Stock Method                --          --        382       421         --         --        609        621
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Shares Used For Per Share
  Calculations                          4,787       4,787      4,839     4,878      4,834      4,834      4,845      4,857

Net Income (Loss) Applicable to
  Common Stock                         (4,059)     (4,059)       786       786     (3,189)    (3,189)     1,006      1,006
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income (Loss) Per Common Share    $ (0.84)    $ (0.84)    $ 0.16    $ 0.16    $ (0.66)   $ (0.66)    $ 0.21     $ 0.21
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
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